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                                                                   EXHIBIT 10.13

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of February 27, 2001, by and among HEADHUNTER.NET, INC., a Georgia corporation (the "Company"), OMNICOM GROUP INC., a New York corporation ("Omnicom"), BERNARD HODES GROUP INC., a Delaware corporation and wholly owned subsidiary of Omnicom ("BHA"), OMNICOM FINANCE, INC., a Delaware corporation and wholly owned subsidiary of Omnicom ("OFI"), and ITC HOLDING COMPANY, INC., a Delaware corporation ("ITC") (Each of Omnicom, BHA, OFI and ITC may be referred to individually as a "Shareholder" and collectively as "Shareholders").

         WHEREAS, the Company and certain of the Shareholders entered into a Shareholders' Agreement, dated as of July 19, 2000 (the "Prior Agreement"), and desire to amend and restate the Prior Agreement in its entirety as herein provided.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

         1. Definitions.

                  (a) "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

                  (b) "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 as presently promulgated under the Exchange Act.

                  (c) "BHA Director" shall mean the person named as the BHA Director in Section 3(b) hereof, as may be changed by BHA from time to time in accordance with Section 3.

                  (d) "Company Common Stock" means the Company's common stock, par value $0.01 per share.

                  (e) "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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                  (g) "Finance Securities" means any shares of Company Common
Stock issued to OFI or any of its Affiliates pursuant to the Amended and Restated Credit Agreement, dated the date hereof, between OFI and the Company.

                  (h) "Independent Slate" shall mean the three persons named as members of the Independent Slate in Section 3(b) hereof, as may be changed by mutual agreement of ITC and BHA from time to time in accordance with Section 3(d) hereof.

                  (i) "ITC Slate" shall mean the two persons named as members of the ITC Slate in Section 3(b) hereof, as may be changed by ITC from time to time in accordance with Section 3.

                  (j) "Maximum Voting Percentage" shall mean 30% of the Voting Power of the Company.

                  (k) "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

                  (l) "Restricted Group" means (i) any Shareholder, (ii) any and all Persons directly or indirectly controlled by any Shareholder, (iii) if such Shareholder is an individual, (a) any member of such Shareholder's family (including any spouse, parent, sibling, child, grandchild or other lineal descendant, including adoptive children), (b) the heirs, executors, personal representatives and administrators of any of the foregoing Persons, (c) any trust established for the benefit of any of the foregoing Persons and (d) any charitable foundations established by any of the foregoing Persons, and (iv) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Shareholder or any Person directly or indirectly controlled by such Shareholder is a member, other than any such group not acting for the purpose of acquiring, holding or beneficially owning Equity Securities.

                  (m) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (n) "Standstill Period" means the period beginning on the date of the Prior Agreement and ending on July 19, 2005.

                  (o) "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events or default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to


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Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

                  (p) "Voting Securities" means the Company Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors, including the Finance Securities; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).

         2. Standstill Agreement. Each Restricted Group agrees, during the Standstill Period, unless specifically invited in writing by the Board of Directors of the Company, that such Restricted Group will not, either directly or indirectly through a representative or otherwise, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Exchange Act) or consents to vote any Voting Securities of the Company, (b) form, join or in any way participate in a "group" (as defined under the Exchange
Act), (c) except by reason of an Affiliate serving on the Board of Directors of the Company, otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above, or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Each Restricted Group also agrees during any such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence); provided, however, that nothing in this Agreement will prohibit a Restricted Group or member thereof from acquiring Finance Securities or making a confidential proposal to the Board of Directors with respect to any of the foregoing provided that the terms thereof are conditioned upon the maintenance of such confidentiality by the Company.


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         3. Voting.

         (a) Until such time as a Restricted Group beneficially owns Outstanding Voting Securities representing less than the lower of (1) 10% of the Voting Power of all Outstanding Voting Securities or (2) 50% of the Voting Power beneficially owned by such Restricted Group upon the consummation of the transactions pursuant to which the Prior Agreement was entered into, at each meeting of shareholders of the Company, each Restricted Group shall vote the Voting Securities held by such Restricted Group (x) with respect to the election of directors, in favor of the BHA Director and the persons named in the ITC Slate and the Independent Slate, (y) on all proposals of any other shareholder of the Company, in accordance with the recommendation of the Board of Directors of the Company, and (z) on all other matters that shall come before the shareholders of the Company for a vote, in its discretion up to the Maximum Voting Percentage and, with respect to (A) any Voting Securities held in excess of the Maximum Voting Percentage and (B) any Voting Securities that are Finance Securities, in proportion to how all other Voting Securities which are not held by such Restricted Group are voted.

         (b) For purposes of this Section 3, until subsequently changed as provided herein, the ITC Slate shall be Kimberley E. Thompson as a Class II director and William H. Scott, III as a Class III director; the BHA Director shall be an individual designated by BHA, who may be any officer or director of BHA or Omnicom or any other person designated by BHA if such person is approved by the Company (such approval no to be unreasonably withheld or delayed) as a Class II director; and the Independent Slate shall be Robert M. Montgomery, Jr. as a Class I director and Burton B. Goldstein, Jr. as a Class I director;

         (c) Each of ITC and BHA may change the ITC Slate and the BHA Director, respectively, by written notice to the Board of Directors of the Company not later than the end of any fiscal year of the Company immediately preceding the next annual meeting of shareholders at which such director to be replaced would otherwise stand for election. ITC may change any member of the Independent Slate by written notice to the Board of Directors of the Company not later than the end of any fiscal year of the Company immediately preceding the next annual meeting of shareholders at which such director to be replaced would otherwise stand for election.

         (d) In the event of any termination, death, disability, removal or resignation of any director or in the event that either ITC elects to change a member of its slate or BHA elects to change the BHA Director and, in either case, causes its designee to resign as a director (a "Former Director"), such vacancy shall be filled as follows: (i) If the Former Director is a member of the ITC Slate or is the BHA Director, then ITC or BHA, as the case may be, shall nominate a person to replace the Former Director (a "Replacement Director") in writing to the Board of Directors; and (ii) if the Former Director is a member of the


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Independent Slate, then ITC shall nominate such Replacement Director to the
Board of Directors. If the Board of Directors shall fail to appoint any such Replacement Director selected as set forth above to fill the unexpired term of a Former Director, then such vacancy on the Board of Directors of the Company shall remain until the next annual meeting of shareholders at which time such Replacement Director shall be elected to the Board of Directors as a member of the ITC Slate or the Independent Slate or as the BHA Director, as the case may be.

         (e) ITC's right to designate the members of the ITC Slate and the Independent Slate in Sections 3(b) and 3(d) will terminate on the date the Restricted Group that includes ITC beneficially owns Outstanding Voting Securities representing less than the lower of (i) 10% of the Voting Power of all Outstanding Voting Securities or (ii) 50% of the Voting Power beneficially owned by such Restricted Group upon the consummation of the transactions pursuant to which the Prior Agreement was entered into. BHA's right to designate the BHA Director in Sections 3(b) and 3(d) will terminate on the date that Restricted Group that includes BHA beneficially owns Outstanding Voting Securities representing less than the lower of (i) 10% of the Voting Power of all Outstanding Voting Securities or (ii) 50% of the Voting Power beneficially owned by such Restricted Group on the date of the Prior Agreement.

         4. Miscellaneous.

         (a) Notices.

                  (i) All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail, postage prepaid to the parties as follows:

                           (A) if to the Company, to HeadHunter.NET, Inc., 333
Research Court, Suite 200, Atlanta, Georgia 30092, (770) 349-2401, Attention:
Chief Executive Officer, or at such other address as it may have furnished in writing to the parties;

                           (B) if to the Shareholders, at the addresses listed
on Schedule I hereto, or at such other addresses as may have been furnished the Company in writing.

                  (ii) Any notice shall be deemed to have been delivered as of the date so delivered.

         (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the parties by any photographic, photostatic, microfilm, microcard, miniature


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photographic or other similar process and the parties may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
Section 3(a)(z) shall be binding on any transferee of Finance Securities held by a member of a Restricted Group for so long as the Restricted Group of which it is a member is subject to Section 3(a). Except for open-market transactions with a Person who is not a member of the transferor's Restricted Group effected through one or more brokers in the primary securities markets on which the Company Common Stock is then traded, no transfer of Finance Securities by a member of the Restricted Group shall be effective until the transferee shall have entered into an agreement in the form of Exhibit A agreeing to be so bound.

         (d) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties with respect to the subject matter hereof, including the Prior Agreement. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the parties.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         (f) Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each party shall be enforceable to the fullest extent permitted by law.


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         IN WITNESS WHEREOF, the parties have executed this Amended and Restated
Shareholders' Agreement as of the date first set forth above.

                                       HEADHUNTER.NET, INC.



                                       By: /s/ Craig Stamm
                                          --------------------------------------
                                                 Chief Financial Officer

                                       OMNICOM GROUP INC.



                                       By: /s/ Robert A. Profusek
                                          --------------------------------------
                                                Executive Vice President

                                       BERNARD HODES GROUP INC.



                                       By: /s/ Randall J. Weisenburger
                                          --------------------------------------
                                                Executive Vice President

                                       ITC HOLDING COMPANY, INC.



                                       By: /s/ Kimberley E. Thompson
                                          --------------------------------------
                                                 Senior Vice President

                                       OMNICOM FINANCE, INC.



                                       By: /s/ Dennis E. Hewitt
                                          --------------------------------------
                                                      Treasurer


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                                                                       EXHIBIT A

                                    AGREEMENT

         The undersigned, being a transferee of _______ shares of common stock of HeadHunter.NET, Inc., hereby agrees to be bound by the provisions of Section 3(a)(z) of the Amended and Restated Shareholders Agreement, dated February 27, 2001, as if the undersigned were an original "Shareholder" under that Agreement.

         Executed this ____ day of ________, 200__.

                                       [TRANSFEREE NAME]



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


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